Exhibit 99.2

 26-J ul -20 18 United Natural Foods, Inc. ( UN FI ) Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call Corrected Transcript

United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call

Corrected Transcript
26-Jul-2018

CORPORATE PARTICIPANTS

Faten Freiha
Director-Investor Relations & Corporate Strategy, United Natural Foods, Inc.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

Mark Gross
President, Chief Executive Officer & Director, SUPERVALU, Inc.

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

OTHER PARTICIPANTS

Andrew Wolf
Analyst, Loop Capital Markets LLC

John Heinbockel
Analyst, Guggenheim Securities LLC

Rupesh Parikh
Analyst, Oppenheimer & Co., Inc.

Chuck Cerankosky
Analyst, Northcoast Research Partners LLC

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Ryan Gilligan
Analyst, Barclays Capital, Inc.

MANAGEMENT DISCUSSION SECTION

Operator: Good morning, my name is Julie and I will be your conference operator today. At this time, I would like to welcome everyone to the United Natural Foods' SUPERVALU Transaction Conference Call. All lines have been placed on mute to prevent any background noise. After the speakers remarks, there will be a question-and-answer session. [Operator Instructions] I would now like to turn the conference over to Faten Freiha, Director of Investor Relations and Corporate Strategy at UNFI. You may begin.

Faten Freiha
Director-Investor Relations & Corporate Strategy, United Natural Foods, Inc.

Thank you, Julie. Good morning everyone, and welcome to the conference call to discuss UNFI's acquisition of SUPERVALU, which was announced earlier this morning. Today, you will hear remarks from Steve Spinner, UNFI's Chief Executive Officer and Chairman; Mark Gross, SUPERVALU's President and Chief Executive Officer; Mike Zechmeister, UNFI's Chief Financial Officer. Also joining the call today is Sean Griffin, UNFI's Chief Operating Officer.

Management will take your questions after the prepared remarks conclude. In addition, a slide presentation associated with this conference call has been posted to UNFI's Investor Relations website at www.unfi.com.

Please note, that the statements made during this presentation that states the company or management's intention, beliefs, expectations, or predictions of the future are forward-looking statements, and actual results

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 could differ in a material manner. Additional information that could cause results to differ from those in the forward-looking statements is contained in the company's press release and SEC filings. Before we begin, we'd like to note that SUPERVALU plans to file with the SEC a proxy statement in connection with the proposed transaction, and SUPERVALU may file with the SEC other documents regarding the proposed transaction. The definitive proxy will be mailed to shareholders of SUPERVALU. Shareholders of SUPERVALU are urged to read the proxy regarding the transaction carefully and its entirety when it becomes available and any other documents filed with the SEC by SUPERVALU, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction. Investors will be able to obtain free copies of the proxy when available and other documents filed with the SEC by SUPERVALU through the website maintained by the SEC at www.sec.gov. UNFI, SUPERVALU and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SUPERVALU in respect of the proposed transaction. Information regarding SUPERVALU's directors and executive officers is available in its proxy statement for its 2018 Annual Meeting of Stockholders which was filed with the SEC on July 2, 2018 and information regarding UNFI's directors and executive officers is available in its proxy statement for its 2017 Annual Meeting of Stockholders which was filed with the SEC on November 3, 2017. Information regarding the persons who may under the rules of the SEC be deemed participants in the proxy solicitation and a description of their direct and indirect interests by security holdings or otherwise will be contained in the proxy and other relevant materials to be filed with the SEC when they become available. I'll now turn the call over to Steve. ... Steven L. Spinner President, Chief Executive Officer & Chairman, United Natural Foods, Inc. Thank you, Faten. Thank you, UNFI shareholders for joining us at short notice, and welcome to SUPERVALU's shareholders as well. We are truly excited to share with you an overview of this transformative combination, which creates North America's premier wholesale food distributor. I'd point you to the presentation deck that we posted this morning, and I'll now be referencing slide number 3. I'm also very happy to be joined today by Mark Gross, the President and Chief Executive Officer of SUPERVALU, who will discuss a bit later the value of this transaction, that the value will create for SUPERVALU shareholders, and Mike Zechmeister, our Chief Financial Officer, who will go through some of the financial details of this transaction from the point of view of UNFI's shareholders. Also with us this morning is Sean Griffin, our Chief Operating Officer, who will become responsible for running SUPERVALU as its CEO and its integration. Turning to slide 4, through this transaction, we are bringing together the largest distributor of natural organic products in the U.S. and Canada, and the largest publicly traded food wholesaler in these markets to create North America's premier wholesale distributor. This combination provides UNFI with significant scale enabling us to serve the country's most innovative and fastest-growing retailers and e-tailers. Our industry continues to evolve scale, efficiency, merchandising, services and product selection, are what our customers need and want. This combination is what our retailers demand.

 Turning to slide 5, this is such an exciting opportunity for UNFI to accelerate or Build out the Store strategy. The attractive comprehensive product portfolio that our combined company will enable us to become the partner of choice to a broader and more diversified universe of customers across more channels, including channels where demand for better for you products is accelerated and in which we are currently under-represented. Our comprehensive and expanded portfolio of products will provide us cross-selling opportunities, including in high growth categories such as our own natural and organic foods and in SUPERVALU's fast-turning product categories. UNFI has been very focused on building out our national fresh business, and SUPERVALU operates significant produce, deli and protein businesses that will greatly enhance our strategy to succeed in these areas across the country. This combination enables both companies to further penetrate our customer base with these additional categories. This transaction also brings wider geographic reach and greater scale, which will increase our efficiencies and/or effectiveness. Our plan is to maximize the strengths of each company, as an example, we'll be able to leverage SUPERVALU's scalable systems to streamline processes and deploy automated technology in certain distribution centers, which will enable us to more efficiently meet the needs of our customers and reduce future capital expenditures. The combination also provide [ph] a closeness (00:07:03) to the customer supply chain, robust logistics network and available capacity to satisfy our growing customer demand. Through this combination, we expect to realize run rate cost synergies of more than $175 million over three years through supply chain and SG&A efficiencies. Turning to slide 6, this transaction will unlock new opportunities throughout the store in high growth perimeter categories such as meat and produce and ethnic products and conventional product extensions and through the combined companies range of private label brands. All of these areas present significant opportunities. Turning to slide 7, our businesses are truly complementary. Together, we will be able to offer customers a broad and balanced portfolio of products by bringing together our unique and differentiated capabilities and knowledge across categories. From a channel perspective, we will compete across a wide range of customers on specialty markets, e-commerce platforms, natural retail independents, multi-unit retailers and many more. We are not limited in our customer reach as our product offering and efficient supply chain will drive us forward. In the combined organization, there is little customer overlap, creating significant cross-selling opportunities between the companies. Our organizations share a rich history and solid culture with a talented group of associates and leaders always doing what's right. SUPERVALU is a well-run company with efficient distribution, a diversified product offering and a customer base with no material concentration. UNFI's deeply talented operations team will bring value to the SUPERVALU network. As diverse as our customers and products are, our companies share customer-centric cultures, dedicated associates, broad product portfolios and a commitment to continuous improvement, which will help to ensure a smooth integration.

United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Lastly, with Sean Griffin as the helm at SUPERVALU, supported by a deep and talented organization and leading the integration team, we have a high degree of confidence that we'll be able to capitalize on the opportunities for synergies, excellence and expansion to fully realize the potential of this great combination.

Lastly, we have announced that UNFI will be exiting SUPERVALU'S retail business. We will accomplish this in a thoughtful and economically driven manner, where appropriate we will separate supply agreements from the sale of the banner in order to more expeditiously move this strategy forward. In these and other ways, this transaction unlocks new opportunities for our company.

I'd also like to thank Mark Gross and his team at SUPERVALU for working closely with us to route this transaction, considerable amount of work has gone into the combination with a terrific outcome.

And now, I'd like to turn the call over to Mark.

Mark Gross

President, Chief Executive Officer & Director, SUPERVALU, Inc.

Thanks, Steve. I want to start by saying how much I've enjoyed getting to know you, Sean and the UNFI team better. As well as the working relationship we've established over the past few years. I have tremendous respect for what you've accomplished at UNFI and share your passion for this business, and know we bring a common set of shared values to our business. We're very excited about the combination of UNFI and SUPERVALU.

This transaction will not only deliver significant and immediate value to SUPERVALU's stockholders, but it also bring meaningful benefits to our customers, provide expanded opportunities for our employees, and allow our vendors to more efficiently serve a wider customer base.

Let's focus on the benefits to the customer, which revolve around materially improved access to goods and services that address the major trends driving the industry.

First, we all know that consumers are more focused than ever on health and wellness, which is most evident in the food they're eating. UNFI is the pioneering industry leader in distributing natural and organic products, and this deal expands its reach to SUPERVALU's 3,000 plus customer stores, who now have easier access to its products.

Next, shoppers are seeking out truly genuine and differentiated products, which has led to a rapid expansion in variety at store level. SUPERVALU's multicultural market center offering coming principally out of our California and Florida operations will make authentic Hispanic and Asian items to name just two, available throughout the combined network.

Third, our wholesale customers need to keep pace with rapidly changing in the evermore sophisticated world of technology. This deal allows us to leverage the suite of offerings of the combined company in the areas ranging from day-to-day payment processing to the evolving world of e-commerce. We will be able to take the best of both worlds.

Another trend we're all aware of is shoppers turning more and more to meal kits and home delivery as solutions to make their lives easier. Our Quick & Easy meal kits can be expanded across a broader customer base to meet these needs.

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Finally, a lot of strong private brands program to the list of what our customers want and need from their supplier. In the combined UNFI, SUPERVALU private brand portfolio will be even stronger as we look to drive cost savings, expand variety and accelerate innovation.

These customer benefits are in addition to the scale and efficiency savings that would be expected to flow from this type of deal and as mentioned by Steve. At its most basic, this should improve our customer's operation by simplifying the ordering and receiving functions at store level and their overall wholesaler interactions.

Today's announcement follows a more than two-year strategic transformation and fundamental shift to return SUPERVALU to its wholesale routes. Over this period, we've added $5 billion in run rate sales, we've improved our balance sheet, and we've reduced our retail footprint, all critical steps that made this deal possible.

We see this transaction about access, and how we make sure our combined customer base has that access to the best of both companies to meet the changing needs and underlying trends of the market.

So the real excitement behind this deal lies in creating a one of a kind company that truly does not exist today. UNFI and SUPERVALU share a culture that's committed to ensuring customers are supported and well-equipped to growing their businesses and that won't change. I think this is a great deal for our shareholders, customers, employees, and vendors.

But before I turn the call over to Mike, I'd like to specifically acknowledge our dedicated SUPERVALU employees who continue to put our customers first and have worked so diligently on our transformation initiative. I sincerely appreciate their efforts and want to thank them for all they do day in and day out.

With that, I'll turn the call over to Mike.

Michael Paul Zechmeister

Chief Financial Officer, United Natural Foods, Inc.

Thanks, Mark, and good morning everyone. It's an exciting day for UNFI and SUPERVALU with a combination of a tremendous amount of strategic planning, analysis, and diligence from the UNFI and SUPERVALU teams as well as our advisors.

In addition to the tireless work by our associate teams, I would also like to give special acknowledgment of thanks to Foros and Goldman Sachs who are our financial advisors, Skadden and Jones Day who are our legal advisors and PwC and KPMG who advised us throughout the diligence process. I would also like to thank the advisors from SUPERVALU, Barclays and Lazard as their financial advisors and Wachtell as their legal counsel. To work from all the advisors and the company teams was exemplary and very much appreciated.

At $32.50 per fully diluted share, the total enterprise value of the transaction announced today is approximately $2.9 billion, including the assumption of approximately $1.6 billion of outstanding debt, minority interests, and liabilities. The remaining equity value represents approximately 46% of the acquisition price. The combined companies had annualized net sales of approximately $21 billion and generated operating adjusted EBITDA of over $650 million in the trailing four quarters, excluding retail.

Slide 12 shows the many areas of opportunity we have to realize synergies. From a top line perspective, we expect to leverage our successful Build out the Store strategy with improved cross-selling opportunities behind UNFI's strength in organic and natural and SUPERVALU's strength in conventional offerings throughout the combined customer base, which has relatively little overlap.

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 Growth opportunities also exist in high growth product categories in the perimeter of a store like meat and produce and expanded private label offerings throughout the store. I would also note that UNFI's net sales concentration with its top customer is effectively cut in half in the combination organization. Gross margins can be enhanced through alignment of inbound logistics across both companies and the addition of SUPERVALU's value-added professional services to UNFI's core customers. As Steve said, we expect to generate run rate synergies of at least $175 million in the third year. The synergies will be derived from implementing the best that each organization has to offer with a goal of improving overall service and productivity. Enhanced commercial terms and operational optimization opportunities are also significant. We also expect to benefit from some consolidation of systems and infrastructure and by leveraging technology advancements to streamline processes. Lastly, the combination improves capacity utilization to gain the related scale efficiencies and the avoidance of certain future capital expenditures. Slide 13 recaps some of the details of the transaction. The combined companies delivered in excess of $21 billion and over $650 million in adjusted EBITDA as I mentioned over the trailing four quarters, excluding retail. We expect the acquisition to be significantly accretive to UNFI's adjusted EPS in year one with double-digit adjusted EPS growth annually after the first year of acquisition, excluding one-time costs. From a financing perspective, UNFI has committed financing and expects to issue permanent financing prior to the closing of the deal. Upon closing, UNFI's debt-to-EBITDA ratio is expected to be much higher than our targeted leverage with strong cash flows, proceeds from divestitures and our commitment to reducing leverage, we anticipate reducing net debt-to-EBITDA by at least twofold turns over the first three years. As you saw in the press release, over time we plan to divest SUPERVALU's retail business in a thoughtful and economic manner. We're working through a comprehensive plan for that and we will share the related details in due course. This combination certainly comes with risks. As with any acquisition, we carefully evaluated and scrutinized each risk and weighed them carefully against the universe of opportunities. I want to reiterate how excited I am about the tremendous opportunities that exist as we bring these two fine companies together. The combined talent, scale and vast experiences of our companies make for a terrific combination that paves a promising path for our future together. At this point, I'll turn it over to the operator to begin the Q&A. Julie?

United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] And your first question comes from Andrew Wolf with Loop Capital Markets. Andrew, your line is open.

Andrew Wolf
Analyst, Loop Capital Markets LLC

Q

I was on mute. I just want to start with the cost synergies, I think you identified that they were – just want to confirm there and not the revenue synergies, it's just on the cost side. And could you give a little more color on how it's going to sort of balance out sort of the cadence over the next three years. And also how it's going to kind of balance out between getting the supply chain to be more productive and more traditional sort of SG&A cost savings?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Hi, Andy, it's Mike. So first of all, the $175 million of synergies – run rate synergies by year three does include growth synergies as well. And we would expect these to ramp up relatively proportionately, but a little sore at the onset as we get into the third year.

The buckets that the synergies come from as we pointed out, there are variety of buckets, and I think we highlighted those in the comments.

Andrew Wolf
Analyst, Loop Capital Markets LLC

Q

Okay. You said they include growth synergies; so in other words revenues?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

That's right.

Andrew Wolf
Analyst, Loop Capital Markets LLC

Q

Okay. Could you sort of – well, which – what is the majority on the cost side or is...

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah. The vast majority is on the cost side.

Andrew Wolf
Analyst, Loop Capital Markets LLC

Q

Okay. And just one follow-up, on the sales synergies, I think so it says 48% of the pro forma company is going to be SUPERVALU's, we don't change any independents. Could you just drill down a little bit Mark, Steve or Mike whomever, as to why there is not as much overlap, if UNFI is the nation's largest natural chain, I would have

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

anticipated, there already would have been decent penetration into a lot of SUPERVALU's independents, it sounds like a good opportunity, but I'm curious as to why that doesn't involve [indiscernible] (00:23:51)?

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Go ahead.

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

A

Yeah, Andy, this is Sean. Well, the way we think about it is that it's pure opportunity whether or not UNFI has penetration in SUPERVALU's core customer base or the reverse whether that is true or not true as we look forward we know and think about it as just pure opportunity.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Yeah, I just think, Andy, there were just certain categories of customers primarily in the independent conventional retailer, where we were just underpenetrated. And obviously, I don't want to speak for SUPERVALU, I'll let Mark comment on that, but the same is probably true there. So, Mark anything you want to add?

Mark Gross
President, Chief Executive Officer & Director, SUPERVALU, Inc.

A

I would just add, I think this is the point that I was trying to talk about access, that I think the next leg of growth for example in the natural organic space is this greater access for more people. And yeah, you would be – you would think that in this country there would have been greater overlap, but it just shows you I think how big the opportunity is.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Yeah and I would also add guys, we've been talking about building out the store forever and we made an acquisition of Tony's probably four years ago. And that we have an advanced our fresh initiatives across the country as fast as we had liked. The SUPERVALU fresh business, produce, protein, all the fast-growing categories that our customers desperately need and want at an efficient price, we are now able to provide nationally which is just a tremendous opportunity for the combined company.

Andrew Wolf
Analyst, Loop Capital Markets LLC

Q

Okay, thank you.

Operator: Your next question comes from John Heinbockel with Guggenheim Securities. John, your line is open.

John Heinbockel
Analyst, Guggenheim Securities LLC

Q

So, let me start with Steve, what does this do when you think about capacity utilization short and long-term, so you've been constrained. How does this impact that? And then longer term you've talked about raising – your CapEx has been under your sort of the long-term plan in the last of couple of years raising that. Does this now forgo that right, and so we don't have that step up in CapEx?

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Yeah. So in the near-term it gives us pretty significant capacity in markets where we really need the help. And our ability to have that capacity was likely going to be a year – two years from now. And with this combination we get access to that capacity relatively quickly.

And if you kind of read through the lines, we were very careful in saying there are certain markets where we may be willing to separate the supply agreements from the SUPERVALU retail banners, and some of that is just a direct result of having needing to take capacity in certain markets. So in the near-term we get access to capacity that we desperately need.

I think in – and we'll give our guidance for CapEx coming up in a couple of months or so. There are still some markets where we need capacity and that need is still the case regardless of the combination, but I would say that you are 100% right, if you look over a three years, four years, five years, it will dramatically reduce our CapEx needs over time.

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

A

And Steve, as well I would extend that to systems and infrastructure beyond the actual physical warehouses themselves as [indiscernible] (00:28:00) capital expenditures. And I think very importantly SUPERVALU's distribution network [indiscernible] (00:28:08) complementary and they've already built out the muscle and many of the distribution centers around automation.

And so when we think about the available capacity, this provides an efficient automation, it's a winner.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Yeah, I mean that's a great point Sean, because we've talked about adding automation into our facilities, SUPERVALU, has already cracked that nut, they've tested it, they know how to do it, and that's an incredible time, labor and risk savings for us.

John Heinbockel
Analyst, Guggenheim Securities LLC

Q

Secondly, [indiscernible] (00:28:45) from a derivative standpoint, how does this impact new business win potential at UNFI, to help it, complicate it, no impact?

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Well, I think it helps us incredibly John.

John Heinbockel
Analyst, Guggenheim Securities LLC

Q

Okay.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Just from the standpoint of being able to market new categories of products into new retailers that neither one of us serves or even more so selling expanded product categories to each other's customers. There are also large chains that neither one of us sell, either because we didn't have the capacity or we didn't have the geographic coverage or we just didn't have the combination of natural and conventional. And this really puts us in a position to be the best provider of conventional produce, dairy, deli, protein, natural and so on and so on and so on. So in circumstances where retailers need to get costs down like mining their purchases into singular sources. There will be nobody better to do that than us.

The economic value of sourcing from a single distribution supplier across all of these categories and be able to one-stop shop execute to our retailers is dramatically enhanced in this combination.

And I would tell you that we've competed with SUPERVALU over the years to some degree, but in a very nominal way. And so we've gotten to know some of their people, and they do have a customer-centric environment like we do. And so it's just – it's a good combination all around. And like I said earlier, it's just incredible, we have such – so little customer crossover, there have been very little situations where we've competed. And so it's just a natural for us to come together.

John Heinbockel
Analyst, Guggenheim Securities LLC
Q

And then just lastly, do you have a point of view on – SUPERVALU has done sale leasebacks at some of their facilities, point of view on doing more of that to de-lever or is that's something, I don't know if you view that as useful on the deleveraging front?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.
A

Yeah John, this is my Mike. Clearly out of the gates here we're going to have the leverage that's far in excess of our target leverage. And so we will be interested in assessing a variety of capital structure management tools to help us reduce leverage, particularly in the near-term. And so, you can – rest assured we'll look at that as well as other ideas and certainly the retail disposition could provide proceeds that will be helpful there as well.

John Heinbockel
Analyst, Guggenheim Securities LLC
Q

Okay. Thank you.

Operator: Your next question comes from Rupesh Parikh with Oppenheimer. Your line is open.

Rupesh Parikh
Analyst, Oppenheimer & Co., Inc.
Q

Good morning, and thanks for taking my question. So, first question I just wanted to touch on is the core SUPERVALU business. So, if you think about the – I guess, the core wholesale business going forward, what do you assume for that business, because I know there's been challenges on the profitability front in recent quarters. So, is this a business that you expect a flattish EBITDA growth or something stronger? And then maybe synergies can add to the growth rates [indiscernible] (00:32:29)?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.
A

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Hey, Rupesh as you know the profitability over at SUPERVALU has a lot of moving parts at the moment with the integration of the acquisitions, the transition of the service agreement, some potential and past retail moves. And as a result, we're looking at the business and I think your question is a very fair one. But we've stayed away from commenting on that EBITDA growth in the first year, and try to provide you some color on what that might be after the first year.

Rupesh Parikh
Analyst, Oppenheimer & Co., Inc.

Q

Okay, great. And on the retail side, the plan is to have I guess, divestitures in coming years. How quickly do you think that you can complete the divestitures? And do you expect the retail part of the SUPERVALU to be classified as discontinued ops?

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Yeah. So let me comment on the first one Rupesh. I think our comment was very clear, and that is that we are going to dispose of retail strategically. So we are not going to be in the retail business, it's just not what we do, and we are going to accelerate the disposition. And one of the ways we can accelerate the disposition is by separating the supply agreement from the disposition of the retail banner where it makes sense.

But at the end of the day, we're going to make the right economics and process-driven decision in order to dispose of the retail assets. We're not going to rush into it, so that we can check the box and say, hey we sold it at all costs. Some of their retail banners create a lot of value. And we've done a lot of diligence to understand where each one of their banners is positioned. And so, we're going to take our time and do what's right. So [indiscernible] (00:34:47) to establish a specific timeline, just know that we are not going to be in the retail business.

And the second question related – go ahead Mike, yeah.

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah, your second question, Rupesh, was around the classification of retail as discontinued operations, and I think at this point in time, it'd be premature for us to make a comment in that regard.

Rupesh Parikh
Analyst, Oppenheimer & Co., Inc.

Q

Okay. Great. Thank you.

Operator: Your next question comes from Chuck Cerankosky with Northcoast Research. Chuck, your line is open.

Chuck Cerankosky
Analyst, Northcoast Research Partners LLC

Q

Good morning, everyone. In looking at the two businesses, one of the striking things to me is different in inventory turnover rates. How do you see that going forward, do you start the company's out by combining merchandise in existing warehouses or do you keep things separate? And how about the issue of handling organic, if possible the same truck as conventional merchandise?

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Well, thank you for bringing that question up, because it's a great question. So as far as answering the second question. So there are very specific rules and regulations around how you transport product and we certainly comply with all those rules and regulations. Today, we deliver natural organic, specialty and there's rules around how you intermingle those products in the warehouse, we do that today. We're very careful about it, and so does SUPERVALU. So we're not – we don't have any concerns about that. As far as the first question, do you want to take a stab at that?

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

A

Well, with respect to inventory and turns and its impact of course when we talk about the perimeter and the size of the perimeter business that SUPERVALU presently enjoys, those perimeter categories certainly come at a much faster turn than UNFI's core business. And so certainly, we expect from an average perspective that we get an improved result in terms of inventory.

We got a lot of work to do in terms of what the network looks like, so we're not going to comment specifically on any regions, markets, or distribution center profile. But it's suffice to say that, we believe that there is a high level of opportunity to consolidate from a distribution perspective in a manner that fits with what our retailer expectation is in terms of what a delivery looks like and what categories are delivered.

However, I would say that we intend to pay specific attention in honor of the differences between suppliers in the natural organic space and suppliers in the perimeter space and suppliers in conventional food. We believe that there are different ways in which we can interact to get the absolute best possible result, and it doesn't certainly mean that all things are equal and that there is one way to conduct business.

So we're going to do what we think is the right thing to do, and effectively that will line up around what is the best practice. And I would also add that when you have a network of over 60 distribution centers that puts you truly closest to the suppliers and the customers and you can combine fast moving SKUs with slower moving SKUs, the output is a pretty good scenario.

Factor in that SUPERVALU does run several redistribution centers that take in slower moving SKUs into singular centers that have a sole purpose of aggregating freight, and then sending it out in a hub and spoke model. Those things will be very helpful as we think about inventory movement, customer access to SKUs and inventory in general.

Chuck Cerankosky
Analyst, Northcoast Research Partners LLC

Q

As a follow-up, I don't know if you could answer this at this point, but I assume you study that how much combined volume do you have with certain suppliers?

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

A

Yeah. So we've obviously spent a lot of time on that subject and I don't think there's as much overlap as you think, because the SKUs are different, but that is one of the first places that we're going to be going.

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Chuck Cerankosky
Analyst, Northcoast Research Partners LLC

Q

Well, so that – I would suspect it would be low, so most of the synergies are going to come out of the operations side [ph] versus (00:39:55) cost of merchandise?

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

A

Yeah, I mean, I would say that it's overhead, it's supply chain optimization, the revenue synergies are lower on the list in terms of previous question in terms of sizing, the synergy buckets versus the $175 million.

Chuck Cerankosky
Analyst, Northcoast Research Partners LLC

Q

All right. Thank you. And good luck to you all.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Thank you.

Sean F. Griffin
Chief Operating Officer, United Natural Foods, Inc.

A

Thank you.

Operator: Your next question comes from Eric Larson with Buckingham Research. Eric, your line is open.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Q

Yeah. Thank you. Good morning, everyone. I just did a little bit more clarification just understanding kind of the EBITDA flow here et cetera, on slide 13 you said the combined adjusted EBITDA was $650 million, and I think you said that that excludes retail, and is that – does that include or I would assume it does not include any of the proposed of the $175 million of synergies that you plan on achieving over three years. Is that correct?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah. Eric, this is Mike. What we wanted to do is just give you a sense for the size of the business, so that – you're right that does exclude retail and it's trailing 12 months excluding retail. So, it certainly doesn't include any of the synergies that we were referencing.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Q

Okay. So, when I look at right now just straightforward calculation, when I look at your leverage ratio you've got, if you are going to finance the transaction $2.9 billion of debt, you're just under $0.5 billion on UNFI. So, let's just say $3.4 billion of debt, and I just used the EBITDA number including retail at this point, I get a calculation of just a little over 4.5 times leverage. Is that the correct number? And then when you say are you targeting down two leverage – two points, full points of leverage over the next near – whatever timeframe that was, is that 2.5 times

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

kind of the right target thing that we should be looking at? And how do you look at your leverage now from a total combined basis going forward. Help us [ph] sort on (00:42:24) just the raw numbers here if you can?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah. Eric, thanks. You've hit on a couple of good points. And first of all there are different ways to think about how to calculate the leverage with or without wholesale. I think your method there is fine. If you excluded retail from that leverage calculation that leverage number would be higher. And the starting point there is one that takes us up all past what our target leverage would be.

And as a result, as I mentioned, we will do a variety of things to help our capital structure as a result of that. As we establish our debt, we will seek to initiate with at least $800 million of available liquidity. [indiscernible] (00:43:12) help give us some flexibility there. But the key thing here is that these synergies really deliver excellent free cash flow, and that's the core reason why we can get the leverage down two full turns over the first three years.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Q

Okay. So then just repeat, Mike, just state for me again here, what is your desired ongoing leverage ratio or the range that you folks are trying to target for, what would be that range?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah, I wanted to give you some transparency there. I think it's a little premature for us to deliver to you our exact target leverage, we will do that as we move forward. But I wanted to give you that color of two full turns down just to help you understand the importance of reduced leverage to us and the extent...

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Q

Okay.

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

...which we're going to be exploring ideas to help us in that [ph] return (00:44:20).

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Q

Okay. And then I have a question for Mark here. Mark, I haven't covered SUPERVALU for about 10 years. I used to know you folks really closely, but looking at the banners that – your retail banners that you have, those are now going to be up for sale divestitures, et cetera, over the course of whatever timeframe, and it's going to be done in a prudent manner as you have stated. But is there anything in the banners, I know that in Minneapolis, you've got a new competitor Hy-Vee have come in from Iowa, and they've come across – they're targeted – they're right at a lot of your club stores, et cetera. Is there anything that right now would – in PDA or reduce the type of value that you could give for these banners, I mean, obviously the question here is the ability to reduce your leverage ratio [indiscernible] (00:45:16) proceeds from the retail stores. So [indiscernible] (00:45:21), can you just give us a brief overview of what those retail banners are doing right now just in a brief summary form.

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United Natural Foods, Inc. (UNFI) Corrected Transcript
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call 26-Jul-2018

Mark Gross
President, Chief Executive Officer & Director, SUPERVALU, Inc. A

Yeah, I should clarify. So we're running our business up until the close of the transaction, and UNFI was describing that after closing, it's their intention to – in an economical and thoughtful manner move out of the retail. We're working on right now, what we publicly announced is there are a few of our banners that are in discontinued operations, one of which was Farm Fresh and we have already moved out of that banner, and then we have two others that – those are the pieces that we're working on right now.

On the other part of your question with respect to the banners that are remaining. Yes, the Minneapolis market is a competitive metro market. What's changed is, Hy-Vee has come into that market, but what we have done in response, what the company wasn't able to do beforehand, is that we have been upgrading those stores in both their physical condition and in the training available and the amount of labor to service the customers, the offering of the product and the pricing of that.

And all of those things led by Anne Dament who we brought in to run our retail has had a great impact on the sales trends at CUB, and it's the market leader here in Minneapolis, and services a lot of customers. And I think it's got a great future, whoever is its owner. In addition to that we also have Hornbacher's in that Fargo-Moorhead market, and it is the market leader there and does a great job servicing the customers. And again whoever is the owner of these stores, I think will do well and will also be – those will be great customers of the go-forward business.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc. Q

Okay.

Mark Gross
President, Chief Executive Officer & Director, SUPERVALU, Inc. A

Other markets that the UNFI team described, yeah, there are all sorts of good ways to handle those assets.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc. Q

Okay, thanks. One – then the final question here, again it's a financial question. And I think one of the questions was already a little bit tied to this, but if you look at your CapEx and in my ability to try to calculate free cash flow, Mike, what might be the overall CapEx need for you folks, because you alluded to the fact that this should be a very free cash flow generative transaction. So how should we be looking at the cash use here on CapEx?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc. A

Yeah, I think Steve alluded to it a little bit in his comments and in some of the ones we made previously, the way we're thinking about it is this – after close, this combination gives us a much needed capacity, which effectively reduces some specific future CapEx spends that we were anticipating.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc. Q

Yeah.

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call

Corrected Transcript
26-Jul-2018

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

So, we do get a bit of a break there, and we'll certainly provide better guidance on that after we close.

Eric J. Larson
Analyst, The Buckingham Research Group, Inc.

Q

Okay. Thanks, everybody. Good luck.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

Thank you.

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Thank you.

Operator: Your next question comes from Karen Short with Barclays. Karen your line is open.

Ryan Gilligan
Analyst, Barclays Capital, Inc.

Q

Hi. It's actually Ryan Gilligan on for Karen. Thanks for taking the question. Just clarifying on an earlier question, are you saying that you have little customer list overlap or little overlap in the categories that you supply?

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

We have little customer overlap and that is customers that we currently share together.

Ryan Gilligan
Analyst, Barclays Capital, Inc.

Q

Got it. And then, how much of the combined revenues will be up for renewal between now and say through the first year following the close?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah, that's not something we'd be prepared to make comment on at this point.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

A

But nothing of any materiality.

Ryan Gilligan
Analyst, Barclays Capital, Inc.

Q

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call
Corrected Transcript
26-Jul-2018

Got it, that's helpful. And then just lastly on leverage, just thinking about on a net debt-to-EBITDAR basis, do you have an estimate where that will shake out following the close? And I guess with operating leases coming on the balance sheet pretty soon, do you expect leverage to reduce by 2 turns even with lease adjusted leverage?

Michael Paul Zechmeister
Chief Financial Officer, United Natural Foods, Inc.

A

Yeah. When we were talking about the full twofold turns reduction that's on an apples-to-apples calculation methodology, so either with or without capital leases and operating leases.

Ryan Gilligan
Analyst, Barclays Capital, Inc.

Q

Got it. Thanks.

Operator: We have reached the end of our question-and-answer session. I will now turn the call back over to Steve.

Steven L. Spinner
President, Chief Executive Officer & Chairman, United Natural Foods, Inc.

Q

Thank you very much and thank you everybody for joining us today. This is really an exciting day for us. We are creating North America's premier food wholesaler, crossing every major product category and customer base.

We have always articulated a strategy to Build out the Store for our customers, and this acquisition satisfies that goal. Our supply chain, our product offering, our services and our talented people in the combined organization will be unequaled.

We've also clearly articulated our strategy around retail, and we are confident that we're going to achieve our objectives here. We are really excited today and look forward to sharing more detail with you over time.

I'd also like to thank Mark and the SUPERVALU team and everybody here at UNFI, it really looks forward to getting together with you, meeting you, and learning more about your organization. Thanks for your support and thank you for joining us this morning.

Operator: This concludes today's conference call. You may now disconnect.

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United Natural Foods, Inc. (UNFI)
Acquisition of SUPERVALU INC. by United Natural Foods, Inc. Call

Corrected Transcript
26-Jul-2018

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